EXHIBIT 99.1

PRESS RELEASE

Contact:  Steve Solomon                       Ed Lewis
          Citadel Security Software Inc.      CEOcast, Inc.
          (214) 750-2454                      (212) 732-4300
          ssolomon@citadel.com                elewis@ceocast.com


               CITADEL SECURITY SOFTWARE INC. COMPLETES $7 MILLION
                  PRIVATE PLACEMENT OF SERIES B PREFERRED STOCK

               Placement Priced at Premium to Current Stock Price;
                Includes Option to Raise an Additional $4 Million

DALLAS, TX -MAY 9, 2005--Citadel Security Software Inc. (Nasdaq:CDSS), a leader in vulnerability management and policy enforcement solutions, announced today it has entered into agreements for a private placement of up to $11 million of its Series B Convertible Preferred Stock and Warrants. The Company received approximately $7 million in the first tranche of the financing on May 9, 2005. Citadel has an option to sell an additional $4 million of Series B shares to the investor upon satisfaction of certain milestones, including shareholder approval, which Citadel will seek at its annual meeting in July 2005.

The financing was provided by funds under management by Satellite Strategic Finance Associates, LLC, a private investment fund.

The Series B Preferred Stock is convertible into shares of common stock of Citadel at an initial conversion price of $1.55 per share, a premium over the closing market price on the date the transaction was priced. The preferred stock has a maturity of three years and will not accrue dividends unless dividends are declared on the common stock. As part of the transaction, Citadel issued to the investor ten-year warrants to purchase a total of approximately
2.8 million shares of Citadel common stock at an exercise price of $1.75 per share. At Citadel's election and upon satisfaction of certain conditions, including shareholder approval of the transactions, the investor has committed to purchase additional shares of Series B preferred stock. If this option is exercised by Citadel, or if


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Citadel elects not to, or is unable to, exercise its option to close the second tranche, Citadel will issue warrants to purchase approximately 1.232 million shares of common stock with an exercise price of $1.75 per share.

In addition, Satellite has agreed to waive the 5% dividend on its Series A Preferred Stock investment until shareholder approval is obtained and cancel its
1.2 million warrants issued in connection with the Series A investment. Citadel will save approximately $750,000 per year in cash dividends as a result of the waiver of the Series A Preferred Stock dividends. Citadel has agreed to use its best efforts to obtain shareholder approval at its annual meeting to amend the term of the Series A Preferred Stock to reduce the conversion price from $5.00 per share to $3.00 per share, which, upon conversion would result in the issuance of 5 million shares of common stock instead of 3 million shares of
common stock, if the amendment is approved.   In the event shareholder approval
is obtained, the waiver of dividends will be made permanent, and if shareholder approval is not obtained, the dividends that had been waived will be reinstated and future dividends would accrue in accordance with their terms. The descriptions of the preferred stock and warrants are qualified by reference to the documents filed as exhibits to the current report on Form 8-K filed by Citadel.

"This well-respected institutional fund recognizes the market opportunity that Citadel has pioneered in the vulnerability management space," said Steve Solomon, Chairman and Chief Executive Officer of Citadel. "The commitment by Satellite to our business through the Series B placement and the restructuring of the Series A Preferred Stock further strengthens our balance sheet potentially eliminates our cash dividend payments and provides us additional flexibility to continue to develop our business opportunity in the vulnerability management space. Our customers and partners continue to see that Citadel is firmly committed to providing leading-edge AVR products, including our new Security-On-Demand Hercules appliance and the next generation of our technology products and solutions. We remain highly focused on achieving our business goals in the security market."

Wachovia Securities Corporation acted as financial advisor to Citadel for this transaction.


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The preferred stock and warrants were sold to accredited investors in reliance on Regulation D under the Securities Act of 1933, as amended.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities. The preferred stock and warrants, and the underlying shares of common stock, have not been registered under the Securities Act of 1933, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Citadel has agreed to file registration statements with the Securities and Exchange Commission, registering the resale of the shares to be issued upon conversion of the preferred stock and exercise of the warrants.

ABOUT CITADEL

Citadel Security Software (NASDAQ:CDSS) delivers security solutions that enable organizations to manage risk, reduce threats and enforce compliance with security policies and regulations. Citadel's proven architecture provides a business process to manage the increasing volume, frequency and complexity of cyber security attacks. Citadel combines the world's largest active library of remediations spanning all classes of vulnerabilities with a proven delivery methodology to dramatically streamline vulnerability management and security compliance and provide ROI from the first use. For more information, visit www.citadel.com or contact the company at (214) 520-9292.

SAFE HARBOR/FORWARD-LOOKING STATEMENTS:

This press release may contain forward-looking statements that are intended to be subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements relate to future events or future financial performance and involve known and unknown risks and uncertainties that may cause actual results or performance to be materially different from those indicated by any forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "forecast," "may," "will," "could," "should," "anticipate," "expect," "plan," "believe," "potential" or other similar words indicating future events or contingencies. Some of the things that could cause actual results to differ from expectations are: the timing and occurrence of the second closing of the private placement, the timing and success in obtaining stockholder approval for the second closing of the private placement, the projected uses for the proceeds from the private placement, the Company's future capital needs including capital to pay the preferred stock at maturity, its ability to fund and execute its operating plans, and the adequacy of the private placement to enable the Company to fund its operating needs; the ability of the investors to force redemption of the preferred stock in the event of certain defaults by the company; the economic and geopolitical environment; changes in the information technology spending trends; the


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uncertainty of funding of government and corporate information technology security projects; the variability of the product sales cycle, including longer sales cycles for government and large commercial contracts; the uncertainty that the company's prospective deals will result in final contracts; the potential changes in the buying decision makers during a customer purchasing cycle; the complexities in scope and timing for finalization of contracts; the fluctuations in product delivery schedules; a lack of Citadel operating history; uncertainty of product development and acceptance; uncertainty of ability to compete effectively in a new market; the uncertainty of profitability and cash flow of Citadel; intellectual property rights and dependence on key personnel; economic conditions; the continued impact of terrorist attacks, global instability and potential U.S. military involvement; the competitive environment and other trends in the company's industry; the effects of inflation; changes in laws and regulations; changes in the company's business plans, including shifts to new pricing models that may cause delays in licenses; interest rates and the availability of financing; liability, legal and other claims asserted against the company; labor disputes; and the company's ability to attract and retain qualified personnel. For a discussion of these and other risk factors, see the company's Annual Report on Form 10-KSB for the year ended December 31, 2004. All of the forward-looking statements are qualified in their entirety by reference to the risk factors discussed therein. These risk factors may not be exhaustive. The company operates in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on the company's business or events described in any forward-looking statements. The company disclaims any obligation to publicly update or revise any forward-looking statements after the date of this report to conform them to actual results.

Editors Note: Citadel is a trademark and Hercules(R) is a registered trademark of Citadel Security Software

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